UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2005

Napster, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32373	77-0551214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number )

Napster, Inc.
9044 Melrose Ave.
Los Angeles, CA 90069
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 281-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 11, 2005, Napster, Inc. (the “Company”) issued a press release containing information about the Company’s financial results for its fourth fiscal quarter and fiscal year ended March 31, 2005.  A copy of the press release is attached hereto as Exhibit 99.1.

The Company has also determined that its financial statements in the Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004 (the “Form 10-Q”) and in the Current Report on Form 8-K filed March 8, 2005 (the “Form 8-K”) for the fiscal years ended March 31, 2004, 2003 and 2002 should not be relied upon and will be restated as described in item 4.02 below.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERM REVIEW.

(a)	On May 6, 2005, the Audit Committee of the Board of Directors of the Company determined that the consolidated statements of operations in for the quarterly periods ended December 31, 2004 and 2003 in the Form 10-Q and for the years ended March 31, 2004, 2003 and 2002 in the Form 8-K should not be relied upon and will be restated.

On December 17, 2004, the Company completed the sale of its Consumer Software Division (“CSD”) and, accordingly, reflected the CSD as a discontinued operation in the Form 10-Q for the three and nine months ended December 31, 2004 and 2003. The Company also reclassified CSD as a discontinued operation in the Form 8-K for the years ended March 31, 2004, 2003 and 2002.

Due to the losses from continuing operations in all periods, the Company did not allocate any portion of the tax provision in the periods presented in the Form 10-Q and Form 8-K to the continuing operations. Instead, the entire tax provision was reflected in the discontinued operation.  However, in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, the tax benefit of utilizing the operating losses from continuing operations to offset taxable gains in the discontinued operation should have been reflected in continuing operations.  The Company intends to file amendments to the Form 10-Q and the Form 8-K to reflect the revised allocation of the tax provision. In these amendments, the Company will report an additional tax benefit (provision) in the continuing operations and an equal offsetting tax benefit (provision) in the discontinued operation for each period presented. The re-allocation will have no impact on net income (loss) for the periods presented. The change also has no impact on cash flows or the balance sheet of the Company in any period presented.

The impact of this re-allocation is an additional tax benefit in the continuing operations of, $12.8 million and $2.8 million in the three month periods ended December 31, 2004 and 2003, respectively, $17.2 million and $3.7 million in the nine month periods ended December 31, 2004 and 2003, respectively, and $4.5 million, $7.2 million, and $6.1 million for the twelve month periods ended March 31, 2004, 2003 and 2002, respectively.

The impact on the Company’s consolidated statement of operations is as follows:

	Three months ended December 31		Nine months ended December 31		Year ended March 31,
	2004	2003	2004	2003	2004	2003	2002
	As Reported
Loss before provision for income taxes	$(14,885)	$(17,936)	$(42,956)	$(37,912)	$(50,931)	$(18,343)	$(15,919)
Tax benefit (provision)	(1,535)	-	(1,535)	-	-	-	-
Loss from continuing operations,after provision for income taxes	$(16,420)	$(17,936)	$(44,491)	$(37,912)	$(50,931)	$(18,343)	$(15,919)

Income (loss) from discontinued operations, net of tax effect	29,205	(7,662)	39,323	64	6,518	6,693	18,145
Net income (loss)	$12,785	$(25,598)	$(5,168)	$(37,848)	$(44,413)	$(11,650)	$2,226

Net loss per share from continuing operations	$(0.47)	$(0.64)	$(1.29)	$(1.47)	$(1.85)	$(0.94)	$(0.92)
Net income per share from discontinued operations	$0.83	$(0.28)	$1.14	$0.00	$0.24	$0.34	$1.05
Net income (loss) per share	$0.36	$(0.92)	$(0.15)	$(1.47)	$(1.62)	$(0.60)	$0.13

	As Restated
Loss before provision for income taxes	$(14,885)	$(17,936)	$(42,956)	$(37,912)	$(50,931)	$(18,343)	$(15,919)
Tax benefit (provision)	11,232	2,844	15,647	3,661	4,515	7,182	6,130
Loss from continuing operations,after provision for income taxes	(3,653)	(15,092)	(27,309)	(34,251)	(46,416)	(11,161)	(9,789)

Income (loss) from discontinued operations, net of tax effect	$16,438	$(10,506)	$22,141	$(3,597)	2,003	(489)	12,015
Net income (loss)	$12,785	$(25,598)	$(5,168)	$(37,848)	$(44,413)	$(11,650)	$2,226

Net loss per share from continuing operations	$(0.10)	$(0.54)	$(0.79)	$(1.33)	$(1.69)	$(0.57)	$(0.57)
Net income per share from discontinued operations	$0.47	$(0.38)	$0.64	$(0.14)	$0.07	$(0.03)	$0.70
Net income (loss) per share	$0.36	$(0.92)	$(0.15)	$(1.47)	$(1.62)	$(0.60)	$0.13

The Audit Committee has discussed the matters disclosed in this Form 8-K with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

The selected financial statements and periods covered that should no longer be relied upon are:

•	Quarterly Report on Form 10-Q for Fiscal Quarter ended December 31, 2004 :

·	Condensed Consolidated Statements of Operations for the Three and Nine Month Periods Ended December 31, 2004 and 2003.

•	Form 8-K, as filed on March 8, 2005:

·	Consolidated Statements of Operations for the years ended March 31, 2004, 2003 and 2002.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Press Release dated May 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2005

Napster, Inc. (Registrant)

By:	/s/ William E. Growney, Jr.
Name: William E. Growney, Jr.
Title: Secretary

EXHIBIT INDEX

Exhibit  No.     Description of Exhibit
99.1      Press Release issued by Napster, Inc. on May 11, 2005.